Exhibit 99.1

               RECORD GROWTH HIGHLIGHTS FOURTH QUARTER PERFORMANCE
                            AT BANCSHARES OF FLORIDA

     NAPLES, Fla., Jan. 27 /PRNewswire-FirstCall/ -- Bancshares of Florida, Inc. (Nasdaq: BOFL), a $420 million-asset multi-bank holding company based in Naples, Florida, today reported that earning assets during fourth quarter 2004 grew at a company-record pace of $68 million or 21% to $395 million at year end. For all of 2004, earning asset growth was $185 million or 89%. This compares to earning asset growth of $75 million or 56% in 2003.

     (Logo: http://www.newscom.com/cgi-bin/prnh/20030425/BANCSHARESLOGO )

     Michael L. McMullan, Bancshares of Florida's President and CEO, stated, "Our fourth quarter results reflect continued remarkable franchise growth for Bancshares of Florida. While the company continues to operate in a net loss position, as discussed below, we are particularly proud of our accomplishments in 2004 to position ourselves for profitability in 2005.

     * The company as a whole, including our 5 1/2-year-old Naples bank, our 2 1/2-year-old Fort Lauderdale bank, and our new market initiatives noted below, amply surpassed the $400 million asset threshold, growing $198 million or 89% over the last twelve months to $420 million. This compares with 54% growth in 2003.

     * Our Naples bank achieved record earnings of $582,000 in the quarter just ended.

     * Our Tampa Bay bank opened in early November and already has reached $33 million in assets, including $13 million in loans.

     * Our Palm Beach County initiative opened as a branch of the company's Fort Lauderdale bank in early October and, at the outset, has proven to be an important new funding source with $12 million in deposits at year end.

     * Lastly, 4 1/2-year-old Bank of Florida Trust Company reached another growth milestone at $202 million in assets under advice, up $71 million or 54% from one year earlier, as well as completing its first full year of profitability."

     McMullan went on to say,

     * "We grew total loans $41 million or 15% during the last ninety days, nearly twice the pace of third quarter 2004 and the largest quarterly dollar increase in the company's history. Loans ended the year at $326 million, up $125 million or 63%.

     * Top-line revenue, which combines banking spread interest income and all fee income, rose 13% over third quarter 2004, enhanced by an expansion in net interest margin, and reached nearly $12 million for the year, a 74% rise.

     * And asset quality continued to be strong, with nonperforming loans at 0.18% of loans outstanding at year end and net charge-offs at 0.01% of average loans for the year; both measures are consistent with our historic norm and very favorable to national peer bank levels."

     Primarily because of the franchise expansion activities, the company reported a net loss per share in fourth quarter 2004 of $0.22, unchanged from the third quarter 2004 level, while the net loss per share for all of 2004 was $0.81, a 12% improvement from 2003. These results reflect the company's 1.725 million share secondary common offering in July 2004.

     In addition to establishing its operation in Palm Beach County, which began to be developed in March 2004, and opening the Tampa Bay bank, which began with the purchase of Bank of Florida, Tampa Bay (In Organization), in August, the company incurred additional 2004 expense in writing off the deferred costs of a bank acquisition in Pembroke Pines, Florida, which was terminated in September 2004. The combined net costs of these activities, including all related expenses before and since the opening of these locations, net of offsetting revenues, is defined in this release as "net expansion costs." The company considers it useful to identify the impact of these activities compared to the activities of its established Naples, Fort Lauderdale, and Trust Company franchises.

     The fourth quarter 2004 net loss was $993,000, a 16% increase from third quarter 2004, bringing the full year 2004 net loss to $2.880 million, 6% greater than in 2003. Improved results of $1.697 million in the company's Naples, Fort Lauderdale (excluding the Palm Beach County location), and Trust Company franchises enabled the increase in the company's 2004 net loss to be held to $171,000 compared to 2003, despite 2004's net expansion costs of $1.868 million. Compared to fourth quarter 2003, the net loss per share increased by $0.10 while the dollar net loss rose by $610,000.

     McMullan added, "As expected, the investment in our Palm Beach County and Tampa Bay initiatives did have a negative near-term impact on the company's profitability.

     * Setting aside their total net expansion cost of $949,000 for the fourth quarter and $730,000 in the third quarter (including the Pembroke Pines acquisition expense write-off), we reduced the combined net loss of our other banking and trust company business segments, including related parent company support, to $44,000 in the fourth quarter compared to a net loss of $126,000 in third quarter 2004.

     * This improvement shows the strength of our primary Naples and Fort Lauderdale markets and their ability to absorb, in advance, the cost of building a management and operations infrastructure capable of supporting expansion into the kind of additional geographic markets that Tampa Bay and Palm Beach County represent."

     McMullan concluded, "2005 is the year that we have been building towards. It is the year that will result in some significant milestones for our company. In our first five years we have opened three de novo banks, a de novo trust company, and a Palm Beach banking presence. We have established a centralized operations center to support the back office needs of all our subsidiaries and have recently completed the introduction of our residential mortgage operations serving all four markets.

     In 2005, we have budgeted to achieve profitability during the last half of the year. Our franchise will be established in Southwest Florida, Broward County, Palm Beach County, and Tampa Bay. Combined assets should be fast approaching a half a billion dollars. Our Customer Service Operations Center will be serving all of our markets, resulting in significant operating efficiencies as we continue to grow our banks. We are confident that 2005 will be the year that shows the results of our prior efforts in establishing the Bank of Florida as the premier bank in the markets we serve. Our long term vision is to truly become Florida's Bank."

                           Bancshares of Florida, Inc.

     Please visit the company's web site, http://www.bankofflorida.com , for an electronic version of this earnings release and a second, expanded earnings release along with a supporting summary financial table. Click on "Investor Relations" and select the "News" section.

     Bancshares of Florida, Inc. (Nasdaq: BOFL)(Newspaper listing: "BcshFla") is a $420-million-asset multi-bank holding company located in Naples, Florida. It is the parent company for Bank of Florida, Southwest, and Bank of Florida Trust Company, both based in Naples, Florida; Bank of Florida, based in Fort Lauderdale, Florida; and Bank of Florida, Tampa Bay, based in Tampa, Florida. Investor information may be found on the company's web site, http://www.bankofflorida.com , by clicking on the "Investor Relations" tab.

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

     Certain statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," or "continue" or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of Bancshares of Florida, Inc., its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Bancshares of Florida, Inc.'s financial performance and could cause actual results for fiscal 2005 and beyond to differ materially from those expressed or implied in such forward- looking statements. Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

     Contact:
     Michael L. McMullan
     President and CEO
     (239) 254-2143

     David G. Wallace
     EVP and CFO
     (239) 254-2132

SOURCE  Bancshares of Florida
    -0-                             01/27/2005
    /CONTACT: Michael L. McMullan, President and CEO, +1-239-254-2143, or David G. Wallace, EVP and CFO, +1-239-254-2132, both of Bancshares of Florida/
    /Photo:   http://www.newscom.com/cgi-bin/prnh/20030425/BANCSHARESLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.bankofflorida.com /
    (BOFL)